EXHIBIT 5

August 18, 2016

DSW Inc.
810 DSW Drive
Columbus, Ohio 43219

Re:    Registration Statement on Form S-3 filed by DSW Inc.

Ladies and Gentlemen:
We have acted as counsel for DSW Inc., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as may be amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the offer and sale from time to time on a delayed or continuous basis of an indeterminate number or amount of the Company’s Class A Common Shares, without par value (the “Shares”) for an aggregate amount to be registered pursuant to rules and regulations promulgated under the Securities Act.
In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ PORTER WRIGHT MORRIS & ARTHUR, LLP